ARTICLES OF INCORPORATION

                                OF

                           QUAZON CORP.

         The undersigned natural person, acting as incorporator of the corporation under the Nevada Revised Statues, adopts the following Articles of Incorporation for such corporation.

                            ARTICLE  I

         Name.  The name of the corporation is "Quazon Corp."
(hereinafter, the "Corporation").

                           ARTICLE  II

         Period of Duration. The period of duration of the Corporation is perpetual.

                           ARTICLE  III

         Purposes and Powers. The purpose for which the Corporation is organized is to engage in any and all lawful business.

                           ARTICLE  IV

         Capitalization. The Corporation shall have the authority to issue 100,000,000 shares of common voting, stock having, a par value of one mill ($0.001) per share. All stock of the Corporation shall be of the same class and shall have the rights and preferences. Fully paid stock of the Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

                            ARTICLE  V

         Initial Resident Agent. The initial resident agent of the Corporation shall be CSC Services of Nevada, Inc., and the street address and mailing address of the initial resident agent are:
502 East John Street, Suite E, Carson City, Nevada 89706.

                           ARTICLE  VI

         Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three directors. The number of directors constituting the initial Board of Directors is three and the name and street address of the persons who shall serve as directors until their successors are elected and qualified are are, to-wit:

              Steven D. Moulton
              4848 South Highland Drive, #353
              Salt Lake City, UT 84117

              James Wheeler
              4848 South Highland Drive, #353
              Salt Lake City, UT 84117

              Diane Reed
              4848 South Highland Drive, #353
              Salt Lake City, UT 84117

                           ARTICLE  VII

    Incorporator. The name and street address of the incorporator is:

              Steven D. Moulton
              4848 South Hiahland Drive, #353
              Salt Lake City, UT 84117

                          ARTICLE  VIII

         Control Share Acquisitions. The provisions of NRS 78.378 to 78.3793, inclusive, are not applicable to the Corporation.

                            ARTICLE IX

         Indemnification of Directors and Executive Officers. To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions takinc, place in connection with their activities in such capacities.


                                       ___________________________
                                       Steven D. Moulton

STATE OF UTAH
                   :SS
COUNTY OF SALT LAKE

         On the 27th day of October, 1997, personally appeared before me Steven D. Moulton, who duly acknowledged to me that he is the person who signed the foregoing instrument as incorporator: that he has read the foregoing instrument and knows the contents thereof; and that the contents thereof are true of his personal knowledge.

                                            _________________________
                                            Notary Public

                     CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                           QUAZON CORP.


         We, the undersigned, Steven D. Moulton, President, and Diane Reed, Secretary/Treasurer, of Quazon Corp., a Nevada corporation
(the "Corporation"), do hereby certify:
         Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as indicated below.
                                II
         The following amendment was adopted by Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of the Majority Stockholders pursuant to
Section 78.320 of the Nevada Revised Statutes.
                               III
         Pursuant to resolutions adopted by the Board of Directors and the Majority Stockholders as set forth in Paragraph II above, the 14,603,336 common outstanding shares of the Corporation were reverse split on a basis of one for 15, effective on the filing of this Amendment with the Secretary of State of the State of Nevada, while retaining the authorized common shares at 100,000,000 and the par value at one mill ($0.00 1) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Corporation; provided, however, that no stockholder shall have current holdings reduced to less than 100 shares, and those stockholders currently holding less than 100 shares will not be affected by the reverse split;
and provided, further, however, that all fractional shares shall be otherwise rounded up to the nearest whole share.
                                IV
         The number of common shares entitled to vote on the amendment was 14,603,336.
                                V
         The number of common shares voted in favor of the amendment was 9,642,850, with none opposing and none abstaining.


                                       Steven D. Moulton, President



                                       Diane Reed, Secretary/Treasurer

STATE OF UTAH       )
                    ) ss
COUNTY OF SALT LAKE )

         On the 23 day of October, 1998, personally appeared before me, a Notary Public, Steven D. Moulton, who acknowledged that he is the President of Quazon Corp., and that he is authorized to and did execute the above instrument.



                                       NOTARY PUBLIC

STATE OF UTAH          )
                       ) ss
COUNTY OF SALT LAKE    )

         On the 23 day of October, 1998, personally appeared before me, a Notary Public, Diane Reed, who acknowledged that she is the Secretary/Treasurer of Quazon Corp. and that she is authorized to and did execute the above instrument.



                                       NOTARY PUBLIC